EXHIBIT 23.2





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As  independent public accountants, we hereby
     consent  to the use of our report dated March
     11,  1994  covering   the  audited  financial
     statements of First Bancshares, Inc. (and to all references to our Firm) included in this registration statement.







                              ARTHUR ANDERSEN & CO.





     New Orleans, Louisiana

     July 29, 1994